Exhibit 99.1

HOLLY CORPORATION AND FRONTIER OIL CORPORATION

ANNOUNCE MERGER OF EQUALS

$7 Billion Strategic Combination Creates Leading Independent Refiner with Increased Focus on Mid-Continent, Rocky Mountain and Southwest Refining Markets

Matt Clifton to Serve as Executive Chairman and

Mike Jennings to Serve as President and Chief Executive Officer of HollyFrontier Corporation

DALLAS and HOUSTON– February 22, 2011 – Holly Corporation (NYSE: HOC) (“Holly”) and Frontier Oil Corporation (NYSE: FTO) (“Frontier”) today announced that the Boards of Directors of both companies have unanimously approved a definitive merger agreement under which the companies will combine in an all-stock merger of equals transaction. Based on the closing market prices for the shares of both companies on Friday, February 18, 2011, and their debt levels as of December 31, 2010, the new company would have an enterprise value of $7 billion.

The new company, which will be named HollyFrontier Corporation, will have a well-positioned refining asset base, enhanced growth opportunities and one of the best balance sheets in the industry. The combination of Frontier and Holly will create the most profitable (on a per barrel basis) independent refiner in the U.S., serving the niche Mid-Continent, Rocky Mountain and Southwest refining markets and will have access to growing regional domestic and Canadian crude oil supplies.

The combined company will be headquartered in Dallas, Texas, the location of Holly’s current headquarters. Mike Jennings, current Chairman, President and CEO of Frontier, will serve as President and Chief Executive Officer of the combined company. Matt Clifton, current Holly Chairman and CEO, will serve as Executive Chairman of the combined company. Following the closing of the transaction, the Board of Directors of the new company will consist of the seven current Frontier Board members and the seven current members of the Holly Board.

Under the terms of the agreement, Frontier shareholders will receive 0.4811 Holly shares for each share of Frontier common stock. Upon closing of the transaction, Holly shareholders are expected to own approximately 51 percent and Frontier shareholders are expected to own approximately 49 percent of the combined company. The transaction is structured to be tax-free to the shareholders of both companies.

Frontier plans to pay a $0.28 per share special dividend on March 21, 2011 to all Frontier shareholders of record on March 7, 2011. Frontier also plans to reinstate its regular quarterly dividend of $0.06 per share, which will also be payable on March 21, 2011 to shareholders of record on March 7, 2011. Holly expects to continue to pay dividends at the current level through the closing of the merger. Holly pays an annual dividend of $0.60 per share. Following the completion of the merger, it is expected that the HollyFrontier Board of Directors will adopt a dividend policy appropriate to build long-term shareholder value.

In a joint statement, Matt Clifton, Holly’s Chairman and Chief Executive Officer, and Mike Jennings, Frontier’s Chairman, President and Chief Executive Officer said, “Frontier and Holly are two of the most profitable, publicly traded independent refining companies; together we will be one of the largest independent refiners in the U.S. We expect this transaction to deliver meaningful value to our shareholders, as it provides significant growth potential via a combined company that is better positioned in an increasingly competitive industry. This strategic combination of Holly and Frontier increases our diversity of assets and geographic coverage, provides for a strong balance sheet and brings together two of the strongest management teams and the most talented employees in the industry. We are excited to move forward with this transaction and to realize the potential inherent in this combination to deliver significantly higher value for the shareholders of both companies.”

Excellent Strategic Fit Supports Long-Term Value Creation:

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Increased Scale, Asset Diversity and Competitiveness: The combined company’s expanded footprint will allow for an increase in refining capacity in fast growing, traditionally high demand areas while maintaining significant exposure to the growing supply of lower cost domestic and Canadian crude oil. The HollyFrontier combination strengthens both companies’ strategic position by diversifying revenues, expanding infrastructure and increasing the scale of its assets. The new company will have a refining capacity in excess of 440,000 barrels-per-day (bpd) across five refineries.

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Significant Synergy Opportunities: The transaction is expected to generate value through total annual cost savings of at least $30 million through reduced SG&A expenses and increased operational efficiencies.

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Financial Strength and Flexibility: Frontier and Holly expect the combination to be accretive to Holly’s earnings per share based on analysts’ consensus estimates and excluding one-time expenses related to the merger. The increased scale and diversity of assets, coupled with the combined company’s strong balance sheet, create the possibility for cost-of-capital synergies and a stronger corporate credit profile. In addition, the combined company will be better positioned to take advantage of future strategic opportunities including growth in its logistics and marketing operations facilitated by collaboration with Holly Energy Partners.

The transaction is expected to be completed early in the third quarter of 2011. It is subject to, among other things, approval by both companies’ shareholders and other customary closing conditions, as well as clearance under the Hart-Scott-Rodino Act.

A conference call is scheduled for February 22, 2011 at 8:30 AM Eastern to discuss the transaction. Listeners may access this call by dialing (877) 431-9868. The ID# for this call is 46840093. Listeners outside the U.S. may access the call by dialing (973) 341-3001 (toll charges apply), and using the same conference ID# 46840093. This conference call will also be webcast. Listeners may access the webcast by using the following link: http://www.videonewswire.com/event.asp?id=77088

A series of presentation slides will be used during this call. These slides may be accessed on the Holly Corporation website (www.hollycorp.com), by selecting the ‘Investors’ page. The presentation will be in the middle Conferences & Presentations section of the page in PDF format. These slides may be accessed on the Frontier Oil Corporation website (www.frontieroil.com) by selecting the ‘Investors Relations’ page. The slides will be in the Investor Presentations section in PDF format.

A replay of this conference may be accessed by dialing (800) 642-1687 and using the same conference ID# 46840093. Additionally, the webcast link above may be used for replay. The replay will be available through March 21, 2011.

Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are acting as financial advisors to Holly and Vinson & Elkins is acting as its legal advisor. Citi and Credit Suisse Securities (USA) LLC are acting as financial advisors to Frontier and Andrews Kurth LLP is acting as its legal advisor.

Important Information for Investors and Shareholders

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of Holly common stock in connection with the proposed merger will be submitted to Holly’s shareholders for their consideration, and the proposed merger will be submitted to Frontier’s shareholders for their consideration. Holly will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement to be used by Holly and Frontier to solicit the required approval of their shareholders in connection with the proposed merger and will constitute a prospectus of Holly. Holly and Frontier may also file other documents with the SEC concerning the proposed merger. INVESTORS AND SECURITY HOLDERS OF HOLLY AND FRONTIER ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents containing important information about Holly and Frontier, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Holly will be available free of charge on Holly’s website at www.hollycorp.com under the tab “Investors” or by contacting Holly’s Investor Relations Department at (214) 871-3555. Copies of documents filed with the SEC by Frontier will be available free of charge on Frontier’s website at www.frontieroil.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Frontier’s Investor Relations Department at (713) 688-9600.

Holly, Frontier and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Holly and shareholders of Frontier in connection with the proposed transaction. Information about the directors and executive officers of Holly is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 25, 2010. Information about the directors and executive officers of Frontier is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on March 22, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the effects of the proposed merger and statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward looking statements relating to expectations about future results or events are based upon information available to Holly and Frontier as of today’s date, and are not guarantees of the future performance of Holly, Frontier or the combined company, and actual results may vary materially from the results and expectations discussed. For instance, although Holly and the Frontier have signed an agreement for a subsidiary of Holly to merge with and into Frontier, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive the necessary approval of Holly’s shareholders or Frontier’s shareholders or government approvals or if either Holly or Frontier fails to satisfy conditions to closing. Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of Holly’s and Frontier’s business and the combined company’s ability to compete in the highly competitive refining and marketing industry. The revenues, earnings and business prospects of Holly, Frontier and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in Holly’s, Frontier’s and the combined company’s markets; the demand for and supply of crude oil and refined products; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines; effects of governmental and environmental regulations and policies; the availability and cost of financing; the effectiveness of capital investments and marketing strategies; efficiency in carrying out construction projects; the ability to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist attacks and the consequences of any such attacks; and general economic conditions.

Holly and Frontier caution that the foregoing list of risks and uncertainties is not exclusive. Additional information concerning these and other risks is contained in Holly’s and Frontier’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning Holly, Frontier, the proposed merger or other matters and attributable to Holly or Frontier or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Holly nor Frontier undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

About Holly Corporation

Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and other high value specialty products. Holly operates through its subsidiaries a 100,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico, a 125,000 bpsd refinery in Tulsa, Oklahoma and a 31,000 bpsd refinery in Woods Cross, Utah. A subsidiary of Holly also owns a 34% interest (including the general partner interest) in Holly Energy Partners, L.P. Information about the Company may be found on its website www.hollycorp.com.

About Frontier Oil Corporation

Frontier Oil Corporation operates a 135,000 bpd refinery located in El Dorado, Kansas, and a 52,000 bpd refinery located in Cheyenne, Wyoming, and markets its refined products principally along the eastern slope of the Rocky Mountains and in other neighboring plains states. Information about the Company may be found on its website www.frontieroil.com.

Contacts

At Holly	At Frontier

Investors M. Neale Hickerson 214-871-3572	Investors Kristine Boyd 713-957-7950

Media Andrew Siegel / Aaron Palash 212-355-4449	Media Kristine Boyd 713-957-7950